Exhibit 99.1

N E WS    R E L E A S E

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

Genesis Microchip Reports Second Quarter Fiscal 2007 Earnings

Company Delivers 45 Percent Unit and Revenue Growth in TV Business

SAN JOSE, Calif., October 24, 2006 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the second quarter of fiscal year 2007, which ended September 30, 2006.

•	Total revenues were $69.0 million, compared with $55.9 million for the quarter ended June 30, 2006;

•	GAAP gross margins were 44.6 percent, compared with 40.5 percent in the quarter ended June 30, 2006;

•	Non-GAAP (1) gross margins were 45.1 percent, compared with 41.3 percent in the prior quarter;

•	The Company’s net income was $0.1 million, or $0.00 per diluted share, compared with net income of $1.4 million, or $0.04 per diluted share in the quarter ended June 30, 2006, which included a gain of $3.2 million related to the sale of a long-term investment;

•	On a non-GAAP (1) basis, net income was $5.7 million, or $0.16 per diluted share, compared with $4.0 million, or $0.11 per diluted share in the prior quarter.

“We delivered revenue growth, improved gross margins, and solid earnings in the second quarter,” said Elie Antoun, president and CEO of Genesis Microchip. “While we are pleased with these results, we are expecting a decline in our third fiscal quarter revenues driven by softer demand from a few key customers, primarily in our TV business.”

Financial Details

Flat-panel TV controller shipments were 5.1 million units, up approximately 46 percent from 3.5 million units in the prior quarter. LCD monitor controller shipments were 11.5 million units, a decrease of six percent from the prior quarter. TV revenues represented approximately 66 percent of total revenues during the quarter. (2)

The Company’s second quarter net income includes $5.1 million in charges for non-cash, stock-based compensation required by the Company’s adoption of SFAS 123R which began in the first quarter of fiscal 2007.

The Company ended the quarter with $179.3 million in cash and short-term investments. The Company had approximately 9 weeks of inventory on hand at the end of the quarter and Days Sales Outstanding (DSO) were 54 days.

Second Quarter Recap

In July, the Company introduced its first DisplayPort-based solution which includes a transmitter (gm60028) and a receiver (gm68020), which together form a complete interface translator for high-bandwidth display applications such as HDTVs, projectors and high resolution monitors. The Company’s solution demonstrated that DisplayPort cost-effectively covers a wide range of resolutions and refresh rates from WXGA at 60 Hz over a single pair of wires in a notebook application up to Full HD at 120 Hz using a single cable in high-end TV applications.

The Company’s Cortez Advanced video controller was selected by Sony Corporation for its new high definition audio video receiver, the STR-DA5200ES model, featuring Faroudja video processing and the Faroudja DCDi Cinema brand.

The Company appointed Hildy Shandell as Senior Vice President of Corporate Development, responsible for the alignment of the Company’s strategic business, product and technology initiatives as well as mergers and acquisitions and alliance activities. Prior to joining Genesis, Ms. Shandell was the Vice President of Corporate Development at Broadcom Corporation.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Business Outlook

The following are the Company’s financial targets for the quarter ending December 31, 2006:

•	Revenues to be in the range of $52 million to $57 million, based on softer demand from a few key customers primarily in its TV business, and lower orders to date as compared with the same point in prior quarters;

•	GAAP gross margins to be in the range of 40 percent to 42 percent and non-GAAP (1) gross margins to be in the range of 41 percent to 43 percent. Non-GAAP gross margins are expected to be approximately $0.4 million higher than GAAP gross margins because of the exclusion of charges for non-cash stock-based compensation required by SFAS 123R;

•	GAAP operating expenses to be in the range of $31 to $32.5 million. Non-GAAP (1) operating expenses are expected to be lower than GAAP operating expenses because of the exclusion of charges for non-cash stock-based compensation required by SFAS 123R, and the exclusion of the amortization of acquired intangibles, which are together estimated to be approximately $5.0 million;

•	The Company’s effective tax rate is expected to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. However, the longer-term non-GAAP effective tax rate is expected to be approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (913) 981-5572. A replay of the conference call will be available through October 31, 2006, and it can be heard by dialing (719) 457-0820. The replay access code is: 3228245. A live, audio web broadcast of the conference call also will be available at: http://phx.corporate-ir.net/phoenix.zhtml?c=78051&p=irol-calendar. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net (loss) income per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross profit percentage, gross margin, operating expenses, net income and net (loss) income per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, gains on investments, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip’s management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus compensation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

GAAP to Non-GAAP Adjustments:

Genesis has provided a reconciliation of GAAP to non-GAAP results in the tables accompanying this press release. The following describes the nature of each adjustment and the reason the Company excludes it from its non-GAAP results:

a)	Amortization expenses of intangible assets are primarily as a result of the Company’s previous business combinations and acquisitions. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.

b)	Stock-based compensation charges were recorded in accordance with the Company’s adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters’ results included other stock-based compensation charges. Due to the nature of the variables that impact the Company’s valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

c)	The tax impact of adjusting for items noted in this section in arriving at the non-GAAP measures have been reflected in the attached reconciliation in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and/or do not impact the Company’s cash flows.

d)	The gain on the sale of investment in the quarter ended June 30, 2006 is a non-recurring item outside of the ordinary course of business.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information the Company’s customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, profitability, gross margins, operating expenses, and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the LCD monitor and flat-panel TV markets, and the Company’s customers’ share of those markets; customer inventory levels; retail pricing for flat-panel TVs and seasonal consumer demand for flat-panel TVs; the Company’s ability to gain and maintain design wins with customers and make timely new product introductions; changes in expected product mix and product pricing; changes in expected product costs and manufacturing yields; unexpected manufacturing capacity constraints; availability of other display components; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company’s SEC reports, including but not limited to its report on Form 10-K for the fiscal year ended March 31, 2006 and its Form 10-Q for the quarter ended June 30, 2006. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, Faroudja DCDi Cinema, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:

•	Consolidated Statements of Operations

•	Consolidated Balance Sheets

•	Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues	$69,009	$74,854	$124,908	$134,679
Cost of revenues (1)	38,225	41,974	71,465	77,593

Gross profit	30,784	32,880	53,443	57,086

Gross profit %	44.6%	43.9%	42.8%	42.4%

Operating expenses:
Research and development (2)(4)	17,401	11,542	32,318	22,504
Selling, general and administrative (3)	15,314	12,092	30,136	22,845

Total operating expenses	32,715	23,634	62,454	45,349

Income (loss) from operations	(1,931)	9,246	(9,011)	11,737
Other income (5)	—	—	3,217	—
Interest income	2,212	1,067	4,376	1,977

Income (loss) before income taxes	281	10,313	(1,418)	13,714
Provision for (recovery of) income taxes	173	1,032	(2,966)	2,372

Net income	$108	$9,281	$1,548	$11,342

Earnings per share:
Basic	$0.00	$0.27	$0.04	$0.33
Diluted	$0.00	$0.25	$0.04	$0.31
Weighted average number of common shares outstanding:
Basic	36,437	34,826	36,220	34,239
Diluted	36,840	37,534	36,664	36,413
_________________
(1) Included in cost of revenues:
Stock-based compensation	$371	$—	$799	$—
Amortization of acquired intangibles	$—	$1,925	$—	$3,850
(2) Stock-based compensation charges included in research and development expenses	$2,467	$37	$4,358	$179
(3) Stock-based compensation charges included in selling, general and administrative expenses	$2,279	$10	$5,302	$112
(4) Amortization of acquired intangibles included in research and development expenses	$507	$729	$989	$1,458
(5) Non-recurring gain on sale of investment	$—	$—	$3,217	$—

Amortization of acquired intangible assets has been reclassified from operating expenses to cost of revenues to reflect a change in classification beginning in the quarter ended March 31, 2006. This change had no effect on net income, but resulted in the reclassification of $1.9 million and $3.9 million for the quarter ended and six months ended September 30, 2005, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2006	June 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and short-term investments	$179,310	$182,559	$185,379
Accounts receivable, trade	41,080	32,316	36,184
Inventory	25,311	20,239	17,175
Other	6,452	6,984	6,034

Total current assets	252,153	242,098	244,772
Capital assets	15,132	15,992	16,459
Acquired intangibles	8,884	8,784	9,055
Goodwill	181,981	181,981	181,981
Deferred income taxes	15,825	15,161	11,151
Other	15,846	15,334	16,259

Total assets	$489,821	$479,350	$479,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,105	$9,771	$14,911
Accrued liabilities	15,579	18,065	21,777
Income taxes payable	5,207	4,384	3,565

Total current liabilities	33,891	32,220	40,253
Stockholders’ equity:
Capital stock	452,453	443,761	441,233
Treasury shares	(833)	(833)	—
Cumulative other comprehensive loss	(94)	(94)	(94)
Stock-based compensation	—	—	(4,571)
Retained earnings	4,404	4,296	2,856

Total stockholders’ equity	455,930	447,130	439,424

Total liabilities and stockholders’ equity	$489,821	$479,350	$479,677

GENESIS MICROCHIP INC.

Reconciliation of GAAP to Non-GAAP Results

(unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
GAAP gross profit	$30,784	$32,880	$53,443	$57,086
Amortization of intangible assets (a)	—	1,925	—	3,850
Stock-based compensation included in cost of revenues (b)	371	—	799	—

Non-GAAP gross profit	$31,155	$34,805	$54,242	$60,936

GAAP gross profit %	44.6%	43.9%	42.8%	42.4%
Amortization of intangible assets and stock-based compensation included in cost of revenues (a & b)	0.5%	2.6%	0.6%	2.8%

Non-GAAP gross profit %	45.1%	46.5%	43.4%	45.2%

Total GAAP operating expenses	$32,715	$23,634	$62,454	$45,349
Amortization of intangible assets included in research and development costs (a)	(507)	(729)	(989)	(1,458)
Stock-based compensation included in research and development costs (b)	(2,467)	(37)	(4,358)	(179)
Stock-based compensation included in selling, general and administrative costs (b)	(2,279)	(10)	(5,302)	(112)

Total non-GAAP operating expenses	$27,462	$22,858	$51,805	$43,600

GAAP net income	$108	$9,281	$1,548	$11,342
Stock-based compensation and intangible amortization expense adjustments (a & b)	5,624	2,701	11,448	5,599
Income tax effect of stock-based compensation and intangible amortization adjustments (c)	—	(189)	—	(424)
Gain on sale of investment (d)	—	—	(3,217)	—

Non-GAAP net income	$5,732	$11,793	$9,779	$16,517

Basic earnings per share:
GAAP	$0.00	$0.27	$0.04	$0.33
Adjustments for stock-based compensation, intangible amortization, gain on sale of investment and income taxes described above (a, b, c & d)	$0.16	$0.07	$0.23	$0.15

Non-GAAP basic earnings per share	$0.16	$0.34	$0.27	$0.48

Diluted earnings per share:
GAAP	$0.00	$0.25	$0.04	$0.31
Adjustments for stock-based compensation, intangible amortization, gain on sale of investment and income taxes described above (a, b, c & d)	$0.16	$0.06	$0.23	$0.14

Non-GAAP diluted earnings per share	$0.16	$0.31	$0.27	$0.45

a)	Amortization expenses of intangible assets are primarily as a result of the Company’s previous business combinations and acquisitions. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.
b)	Stock-based compensation charges were recorded in accordance with the Company’s adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters’ results included other stock-based compensation charges. Due to the nature of the variables that impact the Company’s valuation of stock compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.
c)	The tax impact of adjusting for the items noted in this section in arriving at the non-GAAP measures have been reflected in the above table in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and/or do not impact the Company’s cash flows.
d)	The gain on the sale of investment is a non-recurring item and not in the normal course of business.